PRESS RELEASE	Contact: Stephanie A. Heist
April 20, 2012	(302) 571-5259 sheist@wsfsbank.com

WSFS ANNOUNCES 1ST QUARTER 2012
EARNINGS RELEASE DATE AND CONFERENCE CALL

WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ: WSFS), the parent company of WSFS Bank, today announced it expects to report first quarter 2012 earnings at the end of business Thursday, April 26, 2012.  Management will conduct a conference call to review this information at 1:00 p.m. Eastern Daylight Time (EDT) on Friday, April 27, 2012.  Interested parties may listen to this call by dialing 1-877-312-5857.

A rebroadcast of the conference call will be available two hours after the completion of the conference call until May 4, 2012, by calling 1-800-585-8367 and using Conference ID 72910261.

About WSFS Financial Corporation
WSFS Financial Corporation is a multi-billion dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest, locally-managed bank and trust company headquartered in Delaware with $4.3 billion in assets on its balance sheet and $11.6 billion in fiduciary assets, including approximately $1.0 billion in assets under management.  WSFS operates from 49 offices located in Delaware (39), Pennsylvania (8), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, retail banking and trust and wealth management. Other subsidiaries or divisions include Christiana Trust, WSFS Investment Group, Inc., Cypress Capital Management, LLC and Cash Connect®. Serving the Delaware Valley since 1832, WSFS is the seventh oldest bank in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

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